# CREEK ROAD MINERS

## DISRUPTING CRYPTOCURRENCY MINING


ethereum

www.CreekRoadMiners.com

## GENERAL DISCLAIMER

*The information contained in this presentation is intended only for the persons to whom it is transmitted for the purposes of evaluating Creek Road Miners, Inc. (OTC:CRKR) (together with its affiliates, "Creek Road Miners" or the "Company") and is for general informational purposes only. This presentation is not, and does not, constitute an offer to sell or the solicitation, invitation, or recommendation to subscribe for, or purchase, any securities in Creek Road Miners in any jurisdiction and neither this presentation nor anything contained in it shall form the basis of any contract or commitment, other than the confidentiality provision set forth below. Information contained in this presentation should not be relied upon as advice to buy, sell or hold such securities. While the information in this presentation is believed to be accurate and reliable, none of the Company or its directors, officers, employees, shareholders, agents or advisors makes any representation or warranties, expressed or implied, as to the accuracy of such information, and the Company expressly disclaims any and all liability that may be based on such information or errors or omissions thereof. The information contained in this presentation supersedes any prior presentation or conversation concerning the Company, and the Company reserves the right to amend or replace the information contained herein, in part or entirely, at any time, and undertakes no obligation to provide the recipient with access to the amended information or to notify the recipient thereof.*

Creek Road Miners, Inc. - CONFIDENTIAL

## LEGAL DISCLAIMER

*Certain information set forth in this presentation contains, "forward-looking information," including, "future-oriented financial information," and, "financial outlook," under applicable securities laws (collectively referred to herein as, "forward-looking statements"). Except for statements of historical fact, the information contained herein constitutes forward-looking statements and includes, but is not limited to, the: (i) projected financial performance of the Company; (ii) completion of, and the use of proceeds from, the sale of the shares being offered hereunder; (iii) the expected development of the Company's business, projects, and joint ventures; (iv) execution of the Company's vision and growth strategy, including with respect to future M&A activity and global growth; (v) sources and availability of third-party financing for the Company's projects; (vi) completion of the Company's projects that are currently underway, in development or otherwise under consideration; (vi) renewal of the Company's current customer, supplier and other material agreements; and (vii) future liquidity, working capital, and capital requirements. Forward-looking statements are provided to allow potential investors the opportunity to understand management's beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment.*

*These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements.*

*Although forward-looking statements contained in this presentation are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The forward-looking statements and financial projections contained in this presentation are expressly qualified by this cautionary statement. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made.*

*Prospective investors should not construe the contents of this presentation as legal, tax, investment, or other advice. All prospective investors should make their own inquiries and consult their own advisors as to legal, tax, investment, and related matters concerning an investment in the securities of the Company.*

Creek Road Miners, Inc. - CONFIDENTIAL

# Summary

**The cryptocurrency industry is at an inflection point:**

- Rising Bitcoin prices due to rising global adoption of cryptocurrency.
- Rising processing power and energy requirements to support Bitcoin mining.

**Creek Road Miners management consists of a seasoned team of operating executives with:**

- Significant experience in cryptocurrencies, NFTs, and tech leadership.
- Strong relationships in the oil and gas industry.
- Expertise in product management at scale, construction projects, logistics, and operational management

**Creek Road Miners Five Cornerstone Strategy:**

I. Vertical Integration

II. Energy Diversification

III. Geographic Diversification

IV. Cryptocurrency Diversification

V. Revenue Diversification

Creek Road Miners, Inc. - CONFIDENTIAL

# Objective

## Creek Road's

**objective is to:**

Utilize power generated from **acquired energy-producing assets to operate its mining facilities** to build a diversified cryptocurrency portfolio.

Creek Road Miners, Inc. - CONFIDENTIAL

# Strategic Development

Creek Road Miners is deploying a unique and differentiating strategy to cryptocurrency mining by, "taking control of what it can control and leaving behind what it can't."

**What Creek Road Miners CAN control:**

- Cost of electricity
- Number of miners / hash rate
- Continuity of mining (minimal downtime)
- Corporate expenses and overhead

**What Creek Road Miners CANNOT control:**

- Network hash rate
- Price of Bitcoin
- Block reward & # of blocks/year
- Price of miners

Creek Road Miners, Inc. - CONFIDENTIAL

# Five-Cornerstone Strategy


Vertical Integration
Energy Diversification
Geographic Diversification
Cryptocurrency Diversification
Revenue Diversification

Creek Road Miners, Inc. - CONFIDENTIAL

# Cornerstone I – Vertical Integration

**By striving to own its energy sources, Creek Road Miners can:**

- Increase profits by eliminating the need for "middlemen".
- Reduce costs of transporting energy.
- Reduce risks associated with additional governmental oversight and regulation of energy companies that provide energy to the grid.
- Maintain best possible control of energy continuity.

Creek Road Miners, Inc. - CONFIDENTIAL

# Cornerstone II – Energy Diversification

**By diversifying its energy sources at each power generation facility, Creek Road Miners can :**

- Reduce reliance on any individual energy production source.
- Utilize mobile units on a stand-alone basis or aggregated into a larger, centralized facility.
- Mitigate supply and interruption risks.

Creek Road Miners, Inc. - CONFIDENTIAL

# Cornerstone III – Geographic Diversification

**By geographically distributing its mining facilitates, Creek Road Miners can:**

- Mitigate risks associated with interruptions and outages, whether due to weather, disasters, or lost connectivity.
- Exploit differentials in energy pricing across geographic regions.

Creek Road Miners, Inc. - CONFIDENTIAL

# Cornerstone IV – Cryptocurrency Diversification

**By focusing on diversification of cryptocurrencies mined, Creek Road Miners can:**

- Mitigate cryptocurrency volatility
- Quickly pivot to the most profitable cryptocurrencies

# Cornerstone V – Revenue Diversification

**Having multiple non-correlated revenue streams across varied commodities Creek Road Miners can:**

- Cover operating expenses utilizing revenue generated from other commodity sales.
- Maintain treasury status of mined cryptocurrencies, offering control over when to sell and hedge.
- Diversify revenue risk across multiple commodities.

Creek Road Miners, Inc. - CONFIDENTIAL

# ESG Benefits of the Five-Cornerstone Approach

## PHASE 1 (INITIAL)

- Use natural gas vs. coal
- Locating near production reduces energy required to transport molecules and electrons to cryptocurrency miners

## PHASE 2

- Stranded Gas opportunities - locate mining facilities near production site
- Use renewable energy (wind, solar) when possible, supplemented by natural gas

## PHASE 3

- Carbon Capture
- Integrate with recycling efforts and use syngas (synthetic gas)

# Mining Economics

**REVENUE:**

(Creek Road Miners Hash Rate / Network Hash Rate) × 52,560 Blocks Mined Per Year × 6.25 Bitcoin per block × USD Price per Bitcoin

- Creek Road Miners Hash Rate / Network Hash Rate — **Computation Power**
- 52,560 Blocks Mined Per Year × 6.25 Bitcoin per block — **Bitcoin available to be mined per year**
- USD Price per Bitcoin — **Market Price**

**COSTS:**

Cost of Natural Gas + Cost of Gas Turbines and Blockchain Miners (Lease or Depreciation) + Operating Expenses

- Cost of Natural Gas — **Inputs**
- Cost of Gas Turbines and Blockchain Miners (Lease or Depreciation) — **Capital Investments**
- Operating Expenses — **Operating Costs**

Creek Road Miners, Inc. - CONFIDENTIAL

# 1 MW Facility Economics

Current Barge Location – St Charles Parish, Louisiana - 29°46'50.4"N 90°17'05.5"W

**1MW Rig Acquisition Costs**

| Description | | Amount |
|---|---|---|
| **Miners** | | |
| Quantity | | 270 |
| Cost per Miner | $ | 10,000 |
| Total | $ | 2,700,000 |
| Set up costs | $ | 25,000 |
| Total Cost of Miners | $ | 2,725,000 |
| | | |
| | | |
| **Container** | | |
| Cost of Container | $ | 300,000 |
| Set up costs | $ | 25,000 |
| Total cost of Container | $ | 325,000 |
| | | |
| | | |
| **Total Cost to Acquire** | $ | 3,050,000 |

**P&L Profile**

| | Amount | % |
|---|---|---|
| Revenue | 3,549,648 | 100% |
| | | |
| Costs: | | |
| Power | 503,499 | 14% |
| Turbine | 432,000 | 12% |
| Internet | 2,400 | 0% |
| Pool Fees | 70,993 | 2% |
| Total Cost: | 1,008,892 | 28% |
| **Gross Margin** | **2,540,755** | **72%** |

Material Assumption

| | |
|---|---|
| Miners | 270 |
| Cost per Miner | $ 10,000 |
| Cost per Container | $ 300,000 |
| | |
| ₿ Price | $ 60,000 |
| Network hashrate Th/s | 150M |
| | |
| mcf used per day | 235 |
| Cost per mcf* | $ 5.87 |
| | |
| Turbine lease per month** | $ 36,000 |
| Internet cost per month | $ 200 |
| Pool fee | 2.00% |
| | |
| * Full retail pricing | |
| ** Economies of scale beneftis | |

Creek Road Miners, Inc. - CONFIDENTIAL

# Road Map to Getting Here

*It took less than five months from idea generation to implementation*

**MAY 2021**
Genesis of cryptocurrency mining operations from legacy business.

**JUNE 2021**
Attended Bitcoin 2021 Conference in Miami Beach, FL to confirm strategy and establish relationships.

**JULY 2021**
- Purchased 156 S19J Pros – 16 Ph/s of total mining capacity.
- Purchased 1st mobile data center from Boundary Electric
- Acquired lease on Capstone Turbine.

**AUG-SEPT 2021**
Sale of historical non-core assets resulting in significant reduction in outstanding liabilities and working capital requirements.

**OCTOBER 2021**
- Completed installation of 1MW facility.
- Purchased 84 S19J Pro – adding 8 Ph/s of mining capacity
- Purchased 2nd mobile data center to house additional 270 miners

**PRESENT**
In negotiations for multiple additional energy sources and locations.

Creek Road Miners, Inc. - CONFIDENTIAL

# Proof of Concept Facility – Fully Operational

Current 1 Mw Barge Location – St Charles Parish, Louisiana - 29°46'50.4"N 90°17'05.5"W


Laplace
10
Kenner
Metairie
10
New Orleans
Gretna
23
90
Lake Salvador

**Self-contained and operating production facilities in place**

- Fully operational Oil and Gas field currently producing
  - 32 mm barrels of oil - 51 BCF of natural gas
  - Central facility has production capacity exceeding 1,500 bopd
  - 15 wells active including the 5 new wells drilled Q-2 2020
  - 8,000-barrel double-hulled storage barge
- Connected directly to the Transcontinental Natural Gas Pipeline, providing both push and pull natural gas opportunities.
- Both satellite and 5G internet connectivity.
- 24/7/365 Facility supports a 6-man crew on site – for security and maintenance.
- All safety and environmental manuals and procedures recently reviewed and renewed by U.S. Coast Guard (fully permitted, inspected and in compliance).

Creek Road Miners, Inc. - CONFIDENTIAL

# Appendix

Creek Road Miners, Inc. - CONFIDENTIAL

# What is a, “Cryptocurrency,” and, “Mining”?



Crypto Currencies are **digital currencies** that generally **do not exist in physical form** and typically are **not issued by a central authority.**

Ownership of cryptocurrencies and transactions are verified and records maintained by a **decentralized system** using cryptography.

**Bitcoin mining** is the process by which new bitcoins are entered into circulation. It is performed using highly **sophisticated computers programmed to solve complex computational math problems**.

**Altcoins** are alternative tokens, cryptocurrencies, and other types of digital assets that are not bitcoin, such as Ethereum.

Creek Road Miners, Inc. - CONFIDENTIAL

# Advantages of Bitcoin as a Digital Currency

**DIVISIBILITY**

Ease of dividing a digital versus physical unit; eight decimal places enable micro-transactions.

**TRANSFERABILITY**

Can be quickly deployed globally via electronic, satellite and radio networks.

**CAPPED SUPPLY**

Supply is hard-capped at 21m, and, unlike gold and similar commodities, the supply is largely unreflexive to price.



**STORAGE**

Billions of dollars in value can be managed on a device the size of a USB stick or even a smartphone.

**PROGRAMMABILITY**

Smart contracts, trust-minimized escrow, multi-signature.

**VERIFIABILITY**

Gold must be expertly assayed to verify its authenticity and purity, making it difficult for a layperson to invest in. no one knows the exact quantity of gold exists above ground

Creek Road Miners, Inc. - CONFIDENTIAL

# 900 Bitcoin are Mined per Day Worldwide



**Electricity is the key input**

Energy include cost, amount available for consumption, consistency

**Specialized computers / devices analyze problems to “mine” for bitcoin**

Pooling process results in increased consistency of bitcoin generation

**Produce bitcoin which can be sold or retained**

900 new bitcoins can be mined each day across the world (144 blocks per day, 6.25 bitcoins per block)

Creek Road Miners, Inc. - CONFIDENTIAL